EXHIBIT 5.1

Meretsky Law Firm Barristers & Solicitors
121 King Street West, Suite 2150, Toronto, Ontario, Canada M5H 3T9
Tel: (416) 943-0808 Fax: (416) 943-0811 www.meretsky.com

November 21, 2024

Sphere 3D Corp.
4 Greenwich Office Park

243 Tresser Blvd., 17th Floor

Stamford, CT 06901

Dear Sirs/Mesdames:

Re: Sphere 3D Corp. - Registration Statement on Form S-3 (File No. 333-269663)

We have acted as Canadian special counsel to Sphere 3D Corp. (the "Company"), a corporation amalgamated under the Business Corporations Act (Ontario) (the ""OBCA"), in connection with the above-referenced registration statement (the "Registration Statement"), which was declared effective by the Securities and Exchange Commission (the "Commission") on October 15, 2024, and the related prospectus contained therein (the "Prospectus") and the prospectus supplement (the "Prospectus Supplement") to be filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the "US Securities Act"). We have also acted as Canadian special counsel in connection with the issuance, offer and sale by the Company of up to an aggregate of 4,225,355 shares consisting of: (i) the Company's common shares (the "Common Shares") and (ii) prefunded warrants (the "Prefunded Warrants") to purchase Common Shares (the "Warrant Shares"). This opinion is being delivered at the request of the Company and in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated by the Commission.

For the purposes of this opinion, we have examined a copy of the Registration Statement and the Prospectus, but have not participated in the review and preparation of the Prospectus. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of and relied upon the following documents (collectively, the "Corporate Documents"):

(a) the articles and by-laws of the Company;

(b) certain resolutions of the Company's directors and shareholders; and

(c) a certificate of status dated November 20, 2024 issued in respect of the Company pursuant to the OBCA, which we assume remains in full force and effect unamended.

We also have reviewed such other documents, and have considered such questions of law, as we have deemed relevant and necessary as a basis for the opinion expressed herein. We have relied upon the Corporate Documents without independent investigation of the matters provided for therein for the purpose of providing our opinion expressed herein.

In examining all documents and in providing our opinion expressed herein we have assumed that:

(a) all individuals had the requisite legal capacity;

(b) all signatures are genuine;

(c) all documents submitted to us as originals are complete and authentic and all photostatic, certified, telecopied, notarial or other copies conform to the originals;

(d) all facts set forth in the official public records, certificates and documents supplied by public officials or otherwise conveyed to us by public officials are complete, true and accurate; and

(e) all facts set forth in the certificates supplied by the respective officers and directors, as applicable, of the Company are complete, true and accurate.

Our opinion is expressed only with respect to the laws of the Province of Ontario (the "Jurisdiction") and the laws of Canada applicable therein. Any reference to the laws of the Jurisdiction includes the laws of Canada that apply in the Jurisdiction.

Our opinion is expressed with respect to the laws of the Jurisdiction in effect on the date of this opinion. We have no responsibility or obligation to: (a) update this opinion, (b) take into account or inform the addressee or any other person of any changes in law, facts or other developments subsequent to this date that do or may affect the opinion we express, or (c) advise the addressee or any other person of any other change in any matter addressed in this opinion, nor do we have any responsibility or obligation to consider the applicability or correctness of this opinion to any person other than the addressee.

Where our opinion refers to any of the Common Shares or Warrant Shares as being issued as being "fully-paid and non-assessable", such opinion assumes that all required consideration (in whatever form) has been paid or provided and no opinion is expressed as to the adequacy of any such consideration paid or provided.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that (i) the Common Shares have been duly authorized and, when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor, as described in the Registration Statement, the Prospectus, and the Prospectus Supplement, will be validly issued, fully paid and non-assessable, (ii) when the Prefunded Warrants are issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor, as described in the Registration Statement, the Prospectus, and the Prospectus Supplement, such Prefunded Warrants will be the legal binding obligations of the Company enforceable in accordance with their terms except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law), (b) as enforceability of any indemnification or contribution provision may be limited under applicable securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and (iii) upon exercise of the Prefunded Warrants in accordance with their terms, including payment of the exercise price therefor, the Warrant Shares will be validly issued, fully paid and non-assessable.

This opinion has been prepared for your use in connection with the Registration Statement and is expressed as of the date hereof. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Registration Statement, the Common Shares or the Warrant Shares.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company's Current Report on Form 8-K filed on November 21, 2024, which is incorporated by reference in the Registration Statement and the Prospectus Supplement. We also consent to the reference of our firm under the caption "Legal Matters" in the Prospectus Supplement and in each case in any amendment or supplement thereto.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under the US Securities Act or the rules promulgated thereunder. This opinion may not be quoted from or referred to in any documents other than the Registration Statement as provided for herein without our prior written consent.

Yours truly,

/s/ Meretsky Law Firm